American Renal Associates Holdings, Inc. Announces Withdrawal of Secondary Public Offering of Common Stock
BEVERLY, MA (March 28, 2018) - American Renal Associates Holdings, Inc. (NYSE: ARA) (“ARA” or the “Company”), a provider of outpatient dialysis services, today announced that it has withdrawn the offering of shares of its common stock that was announced on Monday, March 26, 2018. The Company believes that current market conditions are not conducive for an offering on terms that would be in the best interests of its stockholders.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
About American Renal Associates
American Renal Associates Holdings, Inc. (NYSE: ARA) is a provider of outpatient dialysis services in the United States. As of December 31, 2017, ARA operated 228 dialysis clinic locations in 26 states and the District of Columbia serving approximately 15,600 patients with end stage renal disease. ARA operates principally through a physician partnership model, in which it partners with approximately 400 local nephrologists to develop, own and operate dialysis clinics.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include those risks and uncertainties described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2017. The Company assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

American Renal Associates Holdings, Inc. Contact:
Darren Lehrich, SVP Strategy & Investor Relations
Telephone: (978) 522-6063; Email: dlehrich@americanrenal.com